Exhibit C

Item 13(b)

EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act

I, James Dondero, President and Principal Executive Officer of NexPoint Diversified Real Estate Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ James Dondero
James Dondero

President (Principal Executive Officer)

Date:	September 8, 2022

I, Brian Mitts, Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer , as well as Principal Accounting Officer and Principal Financial Officer of NexPoint Diversified Real Estate Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Brian Mitts
Brian Mitts

Chief Financial Officer, Executive VP-
Finance, Secretary and Treasurer
(Principal Accounting Officer and
Principal Financial Officer)

Date:	September 8, 2022